CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                                                              THREE MONTHS ENDED
                                                                                                                   MARCH 31
EXCLUDING INTEREST ON DEPOSITS:                   1995       1994          1993       1992        1991          1996      1995
                                                ------     ------        ------     ------     -------         -----     -----
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                    4,110      5,906         6,324      5,826       5,973           905     1,016
     INTEREST FACTOR IN RENT EXPENSE               140        143           147        162         171            37        35
                                                ------     ------        ------     ------     -------         -----     -----
        TOTAL FIXED CHARGES                      4,250      6,049         6,471      5,988       6,144           942     1,051

INCOME:
     NET INCOME(LOSS)                            3,464      3,422(A)      1,919(B)     722        (914)(C)       914       829
     INCOME TAXES                                2,121      1,189           941        696         677           560       530
     FIXED CHARGES                               4,250      6,049         6,471      5,988       6,144           942     1,051
                                                ------     ------        ------     ------     -------         -----     -----
        TOTAL INCOME                             9,835     10,660         9,331      7,406       5,907         2,416     2,410
                                                ======     ======        ======     ======     =======         =====     =====
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS               2.31       1.76          1.44       1.24        0.96(D)       2.56      2.29
                                                ======     ======        ======     ======     =======         =====     =====

INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:
     INTEREST EXPENSE                           13,012     14,902        16,121     16,327      17,089         3,091     3,272
     INTEREST FACTOR IN RENT EXPENSE               140        143           147        162         171            37        35
                                                ------     ------        ------     ------     -------         -----     -----
        TOTAL FIXED CHARGES                     13,152     15,045        16,268     16,489      17,260         3,128     3,307

INCOME:
     NET INCOME(LOSS)                            3,464      3,422(A)      1,919(B)     722        (914)(C)       914       829
     INCOME TAXES                                2,121      1,189           941        696         677           560       530
     FIXED CHARGES                              13,152     15,045        16,268     16,489      17,260         3,128     3,307
                                                ------     ------        ------     ------     -------         -----     -----
        TOTAL INCOME                            18,737     19,656        19,128     17,907      17,023         4,602     4,666
                                                ======     ======        ======     ======     =======         =====     =====
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS               1.42       1.31          1.18       1.09        0.99(D)       1.47      1.41
                                                ======     ======        ======     ======     =======         =====     =====

- ----------
(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(C) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(D) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $237 MILLION.